As Filed with the Securities and Exchange Commission on March 16, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

NN, INC.

(Exact name of Registrant as specified in its charter)

Delaware	62-1096725
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

207 Mockingbird Lane

Johnson City, Tennessee 37604

(Address, including zip code, of principal executive offices)

NN, INC. 2016 OMNIBUS INCENTIVE PLAN

(Full title of the plan)

Matthew S. Heiter, Esq.

Senior Vice President and General Counsel

NN, Inc.

207 Mockingbird Lane

Johnson City, Tennessee 37604

(Name and address of agent for service)

(423) 434-8300

(Telephone number, including area code, of agent for service)

Copy to:

Richard F. Mattern, Esq.

Bass, Berry & Sims PLC

100 Peabody Place, Suite 1300

Memphis, Tennessee 38103

(901) 543-5933

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, par value $0.01 per share	2,300,000 shares	$22.13	$50,899,000	$5,918

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement includes an indeterminate number of additional shares which may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Pursuant to Rules 457(c) and 457(h) under the Securities Act, the proposed maximum offering price is determined, solely for the purpose of calculating the registration fee, on the basis of the average of the high and low sales prices of the Registrant’s common stock, par value $0.01 per share (the “Common Stock”) on the NASDAQ Global Select Market on March 10, 2017.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

NN, Inc. (the “Registrant”) has sent or given or will send or give documents containing the information specified by Part I of this Form S-8 Registration Statement (the “Registration Statement”) to participants in the plan to which this Registration Statement relates, as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act. The Registrant is not filing such documents with the Commission, but these documents constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission, pursuant to the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are hereby incorporated by reference and shall be deemed to be a part hereof from the date of filing of such document:

(1)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Commission on March 16, 2017; and

(2)	The description of the Registrant’s common stock contained in the Registrant’s Amendment No. 1 to Registration Statement on Form 8-A/A, filed with the Commission on November 22, 2002, including any amendment or report filed for the purpose of updating such description.

Except to the extent that information therein is deemed furnished and not filed pursuant to the Exchange Act, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or replaced for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or replaces such statement. Any statement so modified or replaced shall not be deemed, except as so modified or replaced, to constitute a part hereof.

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference in this Registration Statement or the related prospectus.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 102(b)(7) of the General Corporation Law of the State of Delaware (“DGCL”), which is applicable to the Registrant, allows a corporation to include in its certificate of incorporation a provision that limits or eliminates the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL authorizes a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, other than an action by or in the right of the corporation, because such person is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such suit or proceeding if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe his conduct was unlawful. Similar indemnity is authorized for such persons against expenses, including attorneys’ fees, actually and reasonably incurred in defense or settlement of any such pending, completed or threatened action or suit by or in the right of the corporation if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that, unless a court of competent jurisdiction otherwise provides, such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 of the DGCL also authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him or her. The Registrant maintains insurance policies under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been a director or officer of the Registrant.

The Registrant’s certificate of incorporation and bylaws provide that the Registrant will indemnify its directors and executive officers to the fullest extent provided by the DGCL and that any repeal or modification of such provisions will be prospective only and will not adversely affect the rights provided by the certificate of incorporation and bylaws in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the Registrant. In addition, the Registrant’s bylaws provide that the Registrant is not required to indemnify any director or executive officer in connection with any proceeding initiated by such person unless the indemnification is expressly required to be made by law, the proceeding was authorized by the Board of Directors of the Registrant, such indemnification is provided by the Registrant, in its sole discretion, pursuant to the DGCL or any other applicable law. The Registrant’s bylaws further provide that the Registrant may modify the extent of indemnification of its directors and executive officers by individual contract.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

3.1	Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed June 6, 2002).

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of NN, Inc., as filed with the Secretary of the State of Delaware (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on December 19, 2008).

3.3	Amended and Restated By-Laws of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on November 20, 2015).

4.1	The specimen stock certificate representing NN, Inc.’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed on June 6, 2002).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	NN, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Appendix A to NN, Inc. definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2016).

*	Filed herewith

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Johnson City, State of Tennessee, on this 16th day of March, 2017.

NN, INC.

By:	/S/ RICHARD D. HOLDER
Richard D. Holder
President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, each person whose signature appears below hereby constitutes and appoints Richard D. Holder, Thomas C. Burwell, Jr., Matthew S. Heiter and J. Robert Atkinson, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name and Signature	Title	Date

/S/ RICHARD D. HOLDER Richard D. Holder	Chief Executive Officer, President and Director (Principal Executive Officer)	March 16, 2017

/S/ THOMAS C. BURWELL, JR. Thomas C. Burwell, Jr.	Senior Vice President and Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)	March 16, 2017

/S/ G. RONALD MORRIS G. Ronald Morris	Non-Executive Chairman, Director	March 16, 2017

/S/ ROBERT E. BRUNNER Robert E. Brunner	Director	March 16, 2017

/S/ WILLIAM DRIES William Dries	Director	March 16, 2017

/S/ DAVID K. FLOYD David K. Floyd	Director	March 16, 2017

/S/ DAVID L. PUGH David L. Pugh	Director	March 16, 2017

/S/ STEVEN T. WARSHAW Steven T. Warshaw	Director	March 16, 2017

EXHIBIT INDEX

3.1	Restated Certificate of Incorporation of NN, Inc. (incorporated by reference to Exhibit 3.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed June 6, 2002).

3.2	Certificate of Designation of Series A Junior Participating Preferred Stock of NN, Inc., as filed with the Secretary of the State of Delaware (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on December 19, 2008).

3.3	Amended and Restated By-Laws of NN, Inc. (incorporated by reference to Exhibit 3.1 to NN, Inc.’s Current Report on Form 8-K filed on November 20, 2015).

4.1	The specimen stock certificate representing NN, Inc.’s Common Stock, par value $0.01 per share (incorporated by reference to Exhibit 4.1 of NN, Inc.’s Registration Statement No. 333-89950 on Form S-3 filed on June 6, 2002).

5.1*	Opinion of Bass, Berry & Sims PLC.

23.1*	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of Deloitte Touche Tohmatsu Certified Public Accountants LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1	NN, Inc. 2016 Omnibus Incentive Plan (incorporated by reference to Appendix A to NN, Inc. definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on November 10, 2016).

*	Filed herewith